UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Groove Botanicals Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23476

Nevada	84-1168832
(State of incorporation)	(IRS Employer Identification No.)

310 Fourth Avenue South, Suite 700, Minneapolis, MN	55415
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 315-5068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On June 13, 2024, the Board of Directors of Groove Botanicals Inc. (the “Company”) approved the appointment of M.S. Madhava Rao, Chartered Accountant (“Rao”) as the Company's new independent registered public accounting firm, effective immediately, to perform independent review and audit services for the fiscal years ending March 31, 2024 and 2023. During the fiscal years ended March 31, 2024 and 2023 and through June 13, 2024, date of engagement, neither the Company, nor anyone on its behalf, consulted Rao regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Rao that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Groove Botanicals Inc.
(Registrant)

Date: June 26, 2024	/s/ Kent Rodriguez (Signature)
	Name:	Kent Rodriguez
	Title:	Chief Executive Officer